Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-237619) on Form F-10 of Sandstorm Gold Ltd. of our report dated February 13, 2020, relating to the financial statements and effectiveness of internal control over financial reporting of Sandstorm Gold Ltd., which appears in Sandstorm Gold Ltd.’s Annual Report on Form 40-F. We also consent to the reference to us under the heading “Auditors” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, Canada

April 20, 2020